UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT Report

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2018

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1535 Faraday Avenue Carlsbad, California 92008	(760) 736-7700
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.

On October 19, 2018, Natural Alternatives International Europe Ltd. SA, a Swiss corporation ("NAIE") and wholly owned subsidiary of Natural Alternatives International, Inc. entered into a new lease with its current landlord providing five additional years to the term of NAIE's leasehold for its primary manufacturing facility in Manno Switzerland. The new lease term runs from July 1, 2019 through June 30, 2024 and is automatically extended for successive one-year periods thereafter unless NAIE provides a one-year advance notice not to extend. The new lease is for the same premises as the current lease. The new annual lease rate is CHF 1,250,000, and is subject to adjustment annually according to the national cost of living index. NAIE will continue to use the entire leased premises for offices, laboratory, warehouse and production.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: October 19, 2018	By:	/s/ Michael E. Fortin
Michael E. Fortin, Chief Financial Officer